                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-81044, 333-19753, 333-59902, 333-74197 and
333-86728) (pertaining to the 1991 Qualified Stock Option Plan, the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan, the 1995 Amended and Restated Non-Employee Director Stock Option Plan and the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818, 333-49628, 333-59346, 333-63514,
333-99559,  333-99673,  333-106420,  333-110729,  and  333-112611) of our report dated March 24, 2005 with respect to the consolidated financial statements and schedule of Arotech Corporation for each of the three years included in the period ended December 31, 2004 included in this Annual Report (Form 10-K) for the year ended December 31, 2004.



                                    /s/    Kost, Forer, Gabbay & Kassierer
                                    ---------------------------------------
                                           Kost, Forer, Gabbay & Kassierer
                                           A Member of Ernst & Young Global



Tel-Aviv, Israel
March 31, 2005

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statements of Arotech Corporation on Form S-8 (Nos. 33-81044, 333-19753,
333-59902,  333-74197 and 333-86728)  (pertaining  to the 1991  Qualified  Stock
Option Plan, the Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan, the 1995 Amended and Restated Non-Employee Director Stock Option Plan and the 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan) and Form S-3 (Nos. 333-95361, 333-33986, 333-37630, 333-45818,
333-49628, 333-59346, 333-63514, 333-99559, 333-99673,  333-106420,  333-110729,
and 333-112611) of our report dated January 31, 2005 with respect to the financial statements of Armour of America, Inc. for the period August 11, 2004 to December 31, 2004 referred to in Arotech Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.


                                      /s/   Stark Winter Schenkein & Co., LLP
                                            STARK WINTER SCHENKEIN & CO., LLP



Denver, Colorado
March 30, 2005